UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 2, 2018

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address: P.O. Box 1647 Nederland, Texas 77627	Physical Address: 5470 N. Twin City Highway Nederland, Texas 77627
(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On March 5, 2018, OCI Partners LP issued a press release reporting its financial results for the three months ended December 31, 2017. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Items 2.02 and 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2018, Fady Kiama, the Chief Financial Officer of OCI GP LLC, the general partner (the “General Partner”) of OCI Partners LP (the “Partnership”), resigned his position with the General Partner. Mr. Kiama’s resignation will be effective on March 15, 2018 and was not a result of any disagreement with the Partnership.

On March 2, 2018, the Board of Directors of the General Partner appointed Beshoy Guirguis as Vice President and Chief Financial Officer of the General Partner effective March 15, 2018.

Mr. Guirguis, 32, has served OCI N.V. (“OCI”), the indirect owner of the General Partner, as Chief Financial Officer of OCI Americas and will continue to serve in such capacity. Mr. Guirguis was a Senior Associate in OCI’s Business Development and Investments department from May 2014 to February 2017 and an Associate from October 2010 to May 2014. Since late 2011, he has been part of the leadership team responsible for OCI’s growth in North America, undertaking various roles including project development and financial management and gaining extensive experience in the financial, industrial, and petrochemical industries. As Chief Financial Officer of OCI Americas, Mr. Guirguis has had oversight responsibilities over the Partnership. Mr. Guirguis attended the University of Pennsylvania, where he earned Bachelor’s degrees in business and bioengineering, and graduated summa cum laude.

There are no arrangements or understandings between Mr. Guirguis and any other person pursuant to which Mr. Guirguis was selected as an officer. Mr. Guirguis does not have any family relationship with any director or executive officer of the Company or any person chosen by the Company to become a director or executive officer. There have not been any transactions since the beginning of the Partnership’s last fiscal year, nor are there any proposed transactions, in which the Partnership was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Guirguis had or will have a direct or indirect material interest.

Item 7.01	Regulation FD Disclosure.

The information in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of OCI Partners LP, dated March 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: March 5, 2018	By:	/s/ Ahmed K. El-Hoshy
Ahmed K. El-Hoshy
Chief Executive Officer